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                                                                    Exhibit 15.2
                                     ARTHUR
                                    ANDERSEN



                                                     ---------------------------
                                                     Arthur Andersen LLP
                                                     ---------------------------
                                                     Suite 410
August 6, 1996                                       Liberty View
                                                     457 Haddonfield Road
                                                     Cherry Hill, NJ 08002-2220
                                                     609 317 1000


Lenfest Communications, Inc.:

We are aware that Lenfest Communications, Inc. has included in its registration statement the balance sheet as of March 31, 1996 and the related statements of the operations, partners' (deficit) capital and cash flows for the three month periods ended March 31, 1995 and 1996, of Garden State Cablevision L.P., and includes our report dated June 4, 1996 covering the unaudited interim financial information contained herein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Secitions 7 and 11 of the Act.


Very truly yours,

/s/ Arthur Andersen LLP